Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Sachem Capital Corp.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (#333-226197) of Sachem Capital Corp. of our report dated March 31, 2025, relating to the consolidated financial statements of Sachem Capital Corp., which appears in this 10-K for the year ended December 31, 2024.

/s/Baker Tilly US, LLP

Baker Tilly US, LLP

Philadelphia, Pennsylvania

March 31, 2025